ARTICLES SUPPLEMENTARY OF

FFTW FUNDS, INC.

FFTW Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority granted to the Corporation under Sections 2-105 and 2-208 of the Maryland General Corporation Law and prior decisions of the Board of Directors of the Corporation (hereinafter, the “Board”) to eliminate the following share classes of the Corporation: Global Tactical Exposure Portfolio, Emerging Markets Portfolio, Money Market Portfolio, and International Opportunities Portfolio, Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to (i) reclassify shares of Common Stock previously classified as shares of the Global Tactical Exposure Portfolio, as authorized but unissued shares of the Corporation; (ii) reclassify shares of Common Stock previously classified as shares of the Emerging Markets Portfolio, as authorized but unissued shares of the Corporation; (iii) reclassify shares of Common Stock previously classified as shares of the Money Market Portfolio, as authorized but unissued shares of the Corporation; and (iv) reclassify shares of Common Stock previously classified as shares of the International Opportunities Portfolio, as authorized but unissued shares of the Corporation.

SECOND: Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to (i) reclassify shares of Common Stock previously classified as shares of the Worldwide Hedged Portfolio, as shares of the Worldwide Core Portfolio; and (ii) reclassify shares of Common Stock previously classified as shares of the Equity Alpha Portfolio, as shares of the Enhanced Equity Markets Portfolio.

THIRD: Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to reclassify 150,000,000 shares of the authorized but unissued shares of the Corporation as US Treasury Portfolio Stock, par value $.001 per share, with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as are afforded to all common stock of the Corporation under Article FIFTH of the Charter.

FOURTH: Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to reclassify 50,000,000 shares of the authorized but unissued shares of the Corporation as Broad Market Portfolio Stock, par value $.001 per share, with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as are afforded to all common stock of the Corporation under Article FIFTH of the Charter.

FIFTH:  The shares of the Corporation’s Common Stock have been classified into the following seventeen separate classes, with 200,000,000 shares designated for each such class: U.S. Short-Term Portfolio, Limited Duration Portfolio, Mortgage-Backed Portfolio, Worldwide Portfolio, Worldwide Core Portfolio, International Portfolio, U.S. Inflation-Indexed Portfolio, Global Inflation-Indexed Hedged Portfolio, Mortgage LIBOR Portfolio, Asset-Backed Portfolio, High Yield Portfolio, Enhanced Equity Markets Portfolio, U.S. Corporate Portfolio, International Corporate Portfolio, Global High Yield Portfolio, U.S. Treasury Portfolio, and Broad Market Portfolio. 1,600,000,000 shares of the Corporation’s authorized Common Stock remain unclassified.

SIXTH: Pursuant to the authority granted to the Corporation under Sections 2-105 and 2-208 of the Maryland General Corporation Law and under Article FIFTH of the Articles of Incorporation of the Corporation, the Board has designated and reclassified the shares of Common Stock of the Corporation into two sub-classes: the Investor Sub-Class and the Advisor Sub-Class, as described more fully below.

SEVENTH: The Board has redesignated and reclassified the Common Stock of the Corporation into the two new sub-classes as follows:

(1) 100,000,000 authorized, but unissued shares of the U.S. Short-Term Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the U.S. Short-Term Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the U.S. Short-Term Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(2) 100,000,000 authorized, but unissued shares of the Limited Duration Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the Limited Duration Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the Limited Duration Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(3) 100,000,000 authorized, but unissued shares of the Mortgage-Backed Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the Mortgage-Backed Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the Mortgage-Backed Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(4) 100,000,000 authorized, but unissued shares of the Worldwide Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the Worldwide Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the Worldwide Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(5) 100,000,000 authorized, but unissued shares of the Worldwide Core Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the Worldwide Core Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the Worldwide Core Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(6) 100,000,000 authorized, but unissued shares of the International Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the International Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the International Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(7) 100,000,000 authorized, but unissued shares of the U.S. Inflation-Indexed Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the U.S. Inflation-Indexed Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the U.S. Inflation-Indexed Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(8) 100,000,000 authorized, but unissued shares of the Global Inflation-Indexed Hedged Portfolio are reclassified as shares of the Investor Sub-Class. As of the close of business on the date of effectiveness of these Articles Supplementary, the authorized and outstanding shares of the Global Inflation-Indexed Hedged Portfolio are redesignated as, and the balance of the authorized, but unissued shares of the Global Inflation-Indexed Hedged Portfolio have been reclassified as, shares of the Advisor Sub-Class;

(9) 100,000,000 authorized, but unissued shares of the Mortgage LIBOR Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the Mortgage LIBOR Portfolio are reclassified as shares of the Advisor Sub-Class;

(10) 100,000,000 authorized, but unissued shares of the Asset-Backed Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the Asset-Backed Portfolio are reclassified as shares of the Advisor Sub-Class;

(11) 100,000,000 authorized, but unissued shares of the High Yield Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the High Yield Portfolio are reclassified as shares of the Advisor Sub-Class;

(12) 100,000,000 authorized, but unissued shares of the Enhanced Equity Markets Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the Enhanced Equity Markets Portfolio are reclassified as shares of the Advisor Sub-Class;

(13) 100,000,000 authorized, but unissued shares of the U.S. Treasury Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the U.S. Treasury Portfolio are reclassified as shares of the Advisor Sub-Class;

(14) 100,000,000 authorized, but unissued shares of the U.S. Corporate Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the U.S. Corporate Portfolio are reclassified as shares of the Advisor Sub-Class;

(15) 100,000,000 authorized, but unissued shares of the Broad Market Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the Broad Market Portfolio are reclassified as shares of the Advisor Sub-Class;

(16) 100,000,000 authorized, but unissued shares of the International Corporate Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the International Corporate Portfolio are reclassified as shares of the Advisor Sub-Class;

(17) 100,000,000 authorized, but unissued shares of the Global High Yield Portfolio are reclassified as shares of the Investor Sub-Class and 100,000,000 authorized, but unissued shares of the Global High Yield Portfolio are reclassified as shares of the Advisor Sub-Class.

EIGHTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the classes and sub-classes of Common Shares described in Article SEVENTH hereof, including shares classified or reclassified pursuant to these Articles Supplementary, shall be as set forth in the Corporation's charter, as amended, and shall be subject to all provisions of the charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of the Charter. Each class and sub-class will pay all expenses associated with its operation.

IN WITNESS WHEREOF, FFTW Funds, Inc. has caused these Articles Supplementary to be signed on its behalf by an authorized officer of the Corporation who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: October 27, 2005   FFTW FUNDS, INC.

By: /s/ Stephen P. Casper___________________
Stephen P. Casper, President

Attest: /s/ Robin S. Meister
Robin S. Meister, Secretary